CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Partners Income Trust – Western Asset Intermediate Maturity California Municipals Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Income Trust -	Legg Mason Partners Income Trust –
Western Asset Intermediate Maturity California	Western Asset Intermediate Maturity California
Municipals Fund	Municipals Fund

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett

Date: July 20, 2017	Date: July 20, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.